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                                                         Exhibit 23.11
                                 [LETTERHEAD]


NHP Incorporated
8065 Leesburg Pike
Suite 400
Vienna, Virginia 22182-2738

Re: 62nd Street Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated February 9, 1997 with respect to the audits of 62nd Street Limited Partnership for the years ended December 31, 1995, and 1996, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.


/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
October 30, 1997

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                                  [LETTERHEAD]

NHP INCORPORATED
8065 Leesburg Pike
Suite 400
Vienna, Virginia 22182-2738

Re: Central Woodlawn Limited Partnership

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated March 6, 1997 with respect to the audits of Central Woodlawn Limited Partnership for the years ended December 31, 1995, and 1996, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.



/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

Chicago, Illinois
October 30, 1997